Exhibit 99.1

ATLANTA, GA, January 13, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- True Nature Holding, Inc. (OTCQB: TNTY, the "Company" or "True Nature") is providing this update to its shareholders on its overall plans, and announces the appointment of Mark Williams as its CEO, in addition to his role as a member of its Board of Directors. It also noted that it has an updated Investor Presentation available for download from its corporate web site at www.truenatureholding.com.

Williams is a health care technology expert with over 30 years’ experience accelerating the success of both public and private companies. He had previously been appointed the Chief Revenue Officer and will add the CEO responsibilities to that mission. “Mark’s experience in both information technologies and healthcare make him best suited to qualify our acquisition targets properly, and craft an overall strategy to meet our growth objectives,” said Mr. Ronald Riewold, the Company’s Chairman of the Board of Directors.

“The Company is well positioned to enter the healthcare technology arena and has a growing list of targets, all which could expand rapidly if properly funded. We have stated previously that our goal, subject to financing and with an experienced management team, is to reach a $20 million revenue run rate early in 2020, generally with domestic operations. If we are successful in that regard, we will use the second half of 2020 to begin the work to add an international focus. There are excellent opportunities within the technology and IT-enabled services fields, and we intend to have healthcare technology and related IT-enabled services acquisitions as our primary objective,” stated Williams, who has both domestic and international healthcare technology experience. He continued, “While developing experience in leading-edge technologies such as voice, virtual reality, AI, and personal device integration may bring opportunities outside of healthcare, we will lead with healthcare, and generally make that our focus.” When asked about the expected site for its headquarters, he responded, “The dominant number of our targets are based in on the West coast with the majority being in the greater Seattle, Washington area. We have existing relationships with Amazon, Microsoft, Google, and Apple, and as such, it is entirely feasible that we would move our business center to a location convenient to keep and expand on those relationships.”

When asked about the Company’s strategy for financing its acquisitions, and their future growth, Mr. Williams said, “Over the last year as we have honed our healthcare technology strategy and added staff, we have gained exposure and interest from the institutional financing community. We have been able to finance our modest efforts to this point with bridge notes, intended to be paid within 180 days as any other short term debt. We are completing plans for significant financing to fund the acquisition and growth needs for the next year, or two. Generally, we are considering an offering using our preferred equity that would stand alone, and not be convertible into our common shares. This approach would give the Company time to grow the value of its common stock in conjunction with the growth in revenue, without the pressure a convertible offering might bring. While we cannot be certain that we will be able to create the desired financing, or that the terms will ultimately be acceptable, we have had conversations with well qualified potential participants, and expect to execute on an acceptable approach in the near term.”

The Mission of True Nature Holding, Inc.

To leverage new and emerging technologies and IT-enabled services that are disruptive and transformational in addressing the changes and requirements of the healthcare ecosystem that address the shift to value-based care, population health, and consumerism health and wellness. We believe our solutions and related IT-enabled services can be a catalyst for improving the patient and provider experience while improving outcomes and reducing costs. Our approach looks at the healthcare vertical as a life cycle process versus an incident. Healthcare is all around us and becoming a greater part of our daily lives with the use of wearables, telehealth, remote monitoring, the use of AI and emergence of precision medicine we look to provide solutions and services that are embedded in the life cycle of the healthcare ecosystem.

Our approach is to develop these business opportunities as individual "threads" in response to client needs, ultimately creating an end-to-end set of solutions from the end user up to the healthcare provider, or veterinary professional. Further, we expect to assist suppliers to the healthcare industry by allowing them to access unique technologies that bind them with their clients in a "top-down" distribution model.

We recognize it will take the investment of major market participants like Apple, Amazon, Microsoft Google, and hospitals, healthcare networks, pharmacies and other providers for us to achieve critical mass. In consideration of this reality, we expect to work with these market makers in collaboration, and support of the ultimate user, the consumer. The day of "direct-to-consumer" healthcare is upon us, and we hope to be a key contributor to its evolution and success.

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances, and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.